Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Fourth Quarter and Full Year 2024 Operating Results and
Provides 2025 Guidance
Indianapolis, Indiana, February 11, 2025 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2024. For the quarters ended December 31, 2024 and 2023, net income attributable to common shareholders was $21.8 million, or $0.10 per diluted share, compared to $8.0 million, or $0.04 per diluted share, respectively. For the years ended December 31, 2024 and 2023, net income attributable to common shareholders was $4.1 million, or $0.02 per diluted share, compared to $47.5 million, or $0.22 per diluted share, respectively. Net income for the year ended December 31, 2024 was driven by a $66.2 million impairment charge associated with an asset that remains classified as held for sale as of December 31, 2024. Excluding the impairment charge, net income for the year ended December 31, 2024 would have been $70.3 million, or $0.32 per diluted share.
Leased approximately 5.0 million square feet in 2024 at 12.8% comparable blended cash leasing spreads
2024 Same Property NOI increased 4.8% in the fourth quarter and 3.0% on a year-over-year basis
Increased ABR per square foot to $21.15
Improved Net Debt to Adjusted EBITDA to 4.7x
Company provides initial 2025 outlook
“Looking back at 2024, I could not be prouder of what the KRG team was able to accomplish,” said John A. Kite, Chairman and CEO. “We achieved all-time high leasing volumes, improved our long-term embedded growth profile, further fortified our pristine balance sheet, and outperformed our original guidance. Looking forward to 2025, I have never had more conviction as it relates to KRG’s readiness to seize on a spectrum of opportunities that are currently in front of us. We will continue to capitalize on the strong demand to re-lease recently recaptured space while simultaneously setting in motion a series of initiatives to redefine our portfolio and longer-term growth profile.”
Fourth Quarter 2024 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $119.5 million, or $0.53 per diluted share.
▪Generated Core FFO of the Operating Partnership of $115.8 million, or $0.52 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 4.8%.
▪Executed 170 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 12.5% on 121 comparable leases, including 23.6% on 23 comparable new leases, 14.4% on 69 comparable non-option renewals, and 6.8% on 29 comparable option renewals.
▪Cash leasing spreads of 16.9% on a blended basis for comparable new and non-option renewal leases.

▪Operating retail portfolio annualized base rent (ABR) per square foot of $21.15 at December 31, 2024, a 2.2% increase year-over-year.
▪Retail portfolio leased percentage of 95.0% at December 31, 2024, a 110-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 240 basis points, which represents $27.3 million of signed-not-open NOI.
Full Year 2024 Highlights
▪Generated NAREIT FFO of the Operating Partnership of $463.7 million, or $2.07 per diluted share, which represents a 2.0% year-over-year increase.
▪Generated Core FFO of the Operating Partnership of $443.9 million, or $1.99 per diluted share, which represents a 4.7% year-over-year increase.
▪Same Property NOI increased by 3.0%.
▪Executed 720 new and renewal leases representing approximately 5.0 million square feet at comparable cash spreads of 12.8%.
▪Cash leasing spreads of 19.9% on a blended basis for comparable new and non-option renewal leases.
▪Executed 22 new anchor leases at a blended comparable cash leasing spread of 36.7%.
▪New anchor leasing activity included 19 different retailers and increased our percentage of ABR from properties with a grocery component to 80.0%.
Fourth Quarter 2024 Capital Allocation Activity
▪Subsequent to quarter end, acquired Village Commons (Miami MSA), a 170,976 square foot Publix-anchored center, for $68.4 million.
Fourth Quarter 2024 Balance Sheet Overview
▪As of December 31, 2024, the Company’s net debt to Adjusted EBITDA was 4.7x.
▪As previously announced, closed on an amended $1.1 billion unsecured revolving credit facility and an amended $250 million unsecured term loan facility. The term of the unsecured revolving credit facility was extended three years and now matures on October 3, 2028 with the option to further extend such maturity date by either one 1-year period or up to two 6-month periods. In addition, the amended credit facility provides the Company with the ability to obtain more favorable pricing in certain circumstances when the Company’s total leverage ratio meets defined targets. The interest rate margin on the unsecured term loan facility was reduced to a rate of Adjusted Term SOFR plus a margin ranging from 0.75% to 1.60% (from 2.00% to 2.50% previously) or a base rate plus a margin ranging from 0.00% to 0.60%.
Dividend
On February 10, 2025, the Company’s Board of Trustees declared a first quarter 2025 dividend of $0.27 per common share, which represents an 8.0% year-over-year increase. The first quarter dividend will be paid on or about April 16, 2025, to shareholders of record as of April 9, 2025.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.45 to $0.51 per diluted share in 2025, NAREIT FFO of $2.02 to $2.08 per diluted share, and Core FFO of $1.98 to $2.04 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 1.25% to 2.25%.
▪Full-year credit disruption of 1.95% of total revenues at the midpoint, inclusive of a 0.85% general bad debt reserve and a 1.10% impact from anchor bankruptcies.
▪Interest expense, net of interest income, of $122.0 million at the midpoint.

The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.45	$0.51
Depreciation and amortization	1.57	1.57
NAREIT FFO	$2.02	$2.08
Non-cash items	(0.04)	(0.04)
Core FFO	$1.98	$2.04
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Wednesday, February 12, 2025, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Fourth Quarter 2024 Webcast. The dial-in registration link is: KRG Fourth Quarter 2024 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group Trust (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2024, the Company owned interests in 179 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.7 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; whether our current development projects and new development opportunities will benefit from our favorable cost of debt, below-target leverage and higher levels of free cash flow; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
Assets:
Investment properties, at cost	$7,634,191	$7,740,061
Less: accumulated depreciation	(1,587,661)	(1,381,770)
Net investment properties	6,046,530	6,358,291

Cash and cash equivalents	128,056	36,413
Tenant and other receivables, including accrued straight-line rent of $67,377 and $55,482, respectively	125,768	113,290
Restricted cash and escrow deposits	5,271	5,017
Deferred costs, net	238,213	304,171
Short-term deposits	350,000	—
Prepaid and other assets	104,627	117,834
Investments in unconsolidated subsidiaries	19,511	9,062
Assets associated with investment property held for sale	73,791	—
Total assets	$7,091,767	$6,944,078

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,226,930	$2,829,202
Accounts payable and accrued expenses	202,651	198,079
Deferred revenue and other liabilities	246,100	272,942
Liabilities associated with investment property held for sale	4,009	—
Total liabilities	3,679,690	3,300,223

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	98,074	73,287

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,667,067 and 219,448,429 shares issued and outstanding at December 31, 2024 and 2023, respectively	2,197	2,194
Additional paid-in capital	4,868,554	4,886,592
Accumulated other comprehensive income	36,612	52,435
Accumulated deficit	(1,595,253)	(1,373,083)
Total shareholders’ equity	3,312,110	3,568,138
Noncontrolling interests	1,893	2,430
Total equity	3,314,003	3,570,568
Total liabilities and equity	$7,091,767	$6,944,078

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Rental income	$209,965	$197,257	$826,548	$810,146
Other property-related revenue	4,310	2,521	10,631	8,492
Fee income	441	498	4,663	4,366
Total revenue	214,716	200,276	841,842	823,004

Expenses:
Property operating	29,200	25,768	113,601	107,958
Real estate taxes	25,646	22,093	103,893	102,426
General, administrative and other	13,549	14,342	52,558	56,142
Depreciation and amortization	97,009	102,898	393,335	426,361
Impairment charges	—	—	66,201	477
Total expenses	165,404	165,101	729,588	693,364

Gain (loss) on sales of operating properties, net	—	133	(864)	22,601

Operating income	49,312	35,308	111,390	152,241
Other (expense) income:
Interest expense	(32,706)	(27,235)	(125,691)	(105,349)
Income tax benefit (expense) of taxable REIT subsidiaries	186	(449)	(139)	(533)
Loss on extinguishment of debt	(180)	—	(180)	—
Equity in earnings (loss) of unconsolidated subsidiaries	43	206	(1,158)	33
Gain on sale of unconsolidated property, net	—	—	2,325	—
Other income, net	5,575	334	17,869	1,991
Net income	22,230	8,164	4,416	48,383
Net income attributable to noncontrolling interests	(406)	(185)	(345)	(885)
Net income attributable to common shareholders	$21,824	$7,979	$4,071	$47,498

Net income per common share – basic and diluted	$0.10	$0.04	$0.02	$0.22

Weighted average common shares outstanding – basic	219,666,445	219,407,927	219,614,149	219,344,832
Weighted average common shares outstanding – diluted	220,314,836	219,795,602	219,727,496	219,728,283

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Net income	$22,230	$8,164	$4,416	$48,383
Less: net income attributable to noncontrolling interests in properties	(76)	(56)	(280)	(257)
Less/add: (gain) loss on sales of operating properties, net	—	(133)	864	(22,601)
Less: gain on sale of unconsolidated property, net	—	—	(2,325)	—
Add: impairment charges	—	—	66,201	477
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	97,316	103,119	394,847	427,335
FFO of the Operating Partnership(1)	119,470	111,094	463,723	453,337
Less: Limited Partners’ interests in FFO	(2,150)	(1,708)	(7,889)	(6,447)
FFO attributable to common shareholders(1)	$117,320	$109,386	$455,834	$446,890
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.50	$2.08	$2.04
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.50	$2.07	$2.03

Weighted average common shares outstanding – basic	219,666,445	219,407,927	219,614,149	219,344,832
Weighted average common shares outstanding – diluted	219,791,253	219,795,602	219,727,496	219,728,283

Weighted average common shares and units outstanding – basic	223,694,733	222,827,090	223,416,919	222,514,956
Weighted average common shares and units outstanding – diluted	223,819,541	223,214,765	223,530,266	222,898,407

Reconciliation of NAREIT FFO to Core FFO
FFO of the Operating Partnership(1)	$119,470	$111,094	$463,723	$453,337
Add:
Amortization of deferred financing costs	1,672	924	4,650	3,609
Non-cash compensation expense and other	2,832	2,589	11,276	11,063
Less:
Straight-line rent – minimum rent and common area maintenance	2,023	2,087	12,085	11,820
Market rent amortization income	3,160	2,798	10,082	12,117
Amortization of debt discounts, premiums and hedge instruments	3,011	4,511	13,592	19,503
Core FFO of the Operating Partnership	$115,780	$105,211	$443,890	$424,569
Core FFO per share of the Operating Partnership – diluted	$0.52	$0.47	$1.99	$1.90
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.

In the FFO per share metrics, the Company excludes the dilutive effect of shares issuable upon the conversion of the Company’s 0.75% exchangeable senior notes maturing in April 2027 (the “Exchangeable Notes”) from the diluted weighted average number of common shares and units outstanding as a result of the Company’s capped call that was entered into concurrently with the issuance of the Exchangeable Notes. The potential dilutive effect of the Exchangeable Notes under the if-converted method is an increase to the diluted weighted average number of common shares and units of 523,583 common shares for the three months ended December 31, 2024. The capped call purchased by the Company offsets this dilution up to a capped price that is currently more than the Company’s share price. Both items have been excluded to reflect that there is no economic dilution to shareholders and unitholders based upon the Company’s current share price.
For purposes of the net income per share metrics, the conversion feature of the Exchangeable Notes and the capped call are required to be considered independently. Therefore, the capped call has been excluded from the calculation of net income per share as it is anti-dilutive.
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change

Number of properties in Same Property Pool for the period(1)	177	177		177	177

Leased percentage at period end	95.0%	94.2%	95.0%	94.2%
Economic occupancy percentage at period end	92.5%	91.3%	92.5%	91.3%
Economic occupancy percentage(2)	92.4%	91.2%	91.6%	92.0%

Minimum rent	$154,433	$148,183		$604,778	$588,497
Tenant recoveries	42,552	36,695		166,902	157,236
Bad debt reserve	(1,547)	(1,658)		(5,246)	(4,178)
Other income, net	3,743	3,664		10,913	11,083
Total revenue	199,181	186,884		777,347	752,638

Property operating	(25,408)	(23,205)		(98,900)	(93,347)
Real estate taxes	(24,763)	(21,561)		(99,624)	(97,500)
Total expenses	(50,171)	(44,766)		(198,524)	(190,847)

Same Property NOI	$149,010	$142,118	4.8%	$578,823	$561,791	3.0%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$149,010	$142,118		$578,823	$561,791
Net operating income – non-same activity(3)	10,419	9,799		40,862	46,463
Total property NOI	159,429	151,917	4.9%	619,685	608,254	1.9%
Other income, net	6,245	589		21,235	5,857
General, administrative and other	(13,549)	(14,342)		(52,558)	(56,142)
Loss on extinguishment of debt	(180)	—		(180)	—
Impairment charges	—	—		(66,201)	(477)
Depreciation and amortization	(97,009)	(102,898)		(393,335)	(426,361)
Interest expense	(32,706)	(27,235)		(125,691)	(105,349)
Gain (loss) on sales of operating properties, net	—	133		(864)	22,601
Gain on sale of unconsolidated property, net	—	—		2,325	—
Net income attributable to noncontrolling interests	(406)	(185)		(345)	(885)
Net income attributable to common shareholders	$21,824	$7,979		$4,071	$47,498
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at The Corner – IN and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2024, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at The Corner – IN and One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties, including Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.

Kite Realty Group Trust
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended December 31, 2024

Net income	$22,230
Depreciation and amortization	97,009
Interest expense	32,706
Income tax benefit of taxable REIT subsidiaries	(186)
EBITDA	151,759
Unconsolidated EBITDA, as adjusted	1,134
Loss on extinguishment of debt	180
Other income and expense, net	(5,618)
Noncontrolling interests	(210)
Adjusted EBITDA	$147,245

Annualized Adjusted EBITDA(1)	$588,980

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,226,930
Add: Company share of unconsolidated joint venture debt	44,569
Add: debt discounts, premiums and issuance costs, net	1,255
Less: Partner share of consolidated joint venture debt(2)	(9,801)
Company’s consolidated debt and share of unconsolidated debt	3,262,953
Less: cash, cash equivalents, restricted cash and short-term deposits	(485,280)
Company share of Net Debt	$2,777,673

Net Debt to Adjusted EBITDA	4.7x
(1)Represents Adjusted EBITDA for the three months ended December 31, 2024 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.